Exhibit 10.442

ASSIGNMENT

This Assignment is made as of the 7th day of November, 2004 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) to and for the benefit of INLAND WESTERN WESLEY CHAPEL NORTHWOODS, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Agreement of Sale dated as of September 3, 2004, as amended, and entered into by Kimco Tampa, LP, as Seller, and Inland Real Estate Acquisitions, Inc., Assignor, as Buyer (collectively, the “Agreement”), solely as the Agreement applies to the sale and purchase of the property described by the Agreement, located in Wesley Chapel, Florida commonly known as Northwoods Square.

Assignor represents and warrants that it is the Buyer under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Buyer under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:	G. Joseph Cosenza
Its:	President

ASSIGNEE:

INLAND WESTERN WESLEY CHAPEL
NORTHWOODS, L.L.C., a Delaware limited
liability company

By:	INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC., its sole member

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Its:	[ILLEGIBLE]